     As filed with the Securities and Exchange Commission on August 20, 1999

                                                  Registration No. 33-83410

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SIZZLER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                            95-4307254
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification Number)

6101 WEST CENTINELA BOULEVARD                                90230
CULVER CITY, CALIFORNIA                                    (Zip Code)
(Address of principal executive offices)

                           SIZZLER INTERNATIONAL, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                              MR. STEVEN R. SELCER
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                           SIZZLER INTERNATIONAL, INC.
                          6101 WEST CENTINELA BOULEVARD
                          CULVER CITY, CALIFORNIA 90230
                     (Name and address of agent for service)

                                 (310) 568-0135
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                   Proposed Maximum        Proposed Maximum
Title of Securities to     Amount to be          Offering Price Per       Aggregate Offering             Amount of
    be Registered          Registered(1)              Share(2)                  Price(2)              Registration Fee
-----------------------------------------------------------------------------------------------------------------------
  Common Stock               100,000                    $6.44                  $644,000                   $223.00
-----------------------------------------------------------------------------------------------------------------------
        Total                100,000                    $6.44                  $644,000                   $223.00
=======================================================================================================================

(1) THESE SHARES ARE RESERVED FOR ISSUANCE PURSUANT TO STOCK OPTIONS IN THE SIZZLER INTERNATIONAL, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN"). PURSUANT TO RULE 416, ALSO BEING REGISTERED ARE ADDITIONAL SHARES OF COMMON STOCK AS MAY BECOME ISSUABLE UNDER THE PLAN THROUGH THE OPERATION OF ANTI-DILUTION PROVISIONS.

(2) ESTIMATED SOLELY FOR THE PURPOSES OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(H) AND BASED UPON THE AVERAGE OF THE HIGH AND LOW SALES PRICE OF THE COMMON STOCK OF SIZZLER INTERNATIONAL, INC. IN THE CONSOLIDATED REPORTING SYSTEM OF THE NEW YORK STOCK EXCHANGE ON AUGUST 25, 1994 OF $6.44.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.


               Pursuant to its Registration Statement on Form S-8 No. 33-83410 filed with the Securities and Exchange Commission on August 29, 1994 (the "Original Registration Statement"), the registrant registered 100,000 shares of its Common Stock, $.01 par value per share (the "Registered Shares"), issuable under the Sizzler International, Inc. Stock Option Plan for Non-Employee Directors (the "1992 Plan"). The 1992 Plan was amended on August 20, 1997 and was terminated on October 16, 1997 (which termination was effective November 18, 1997). Following November 18, 1997, the registrant has not granted and does not intend to grant any further options to purchase Registered Shares under the 1992 Plan. However, under the terms of the 1992 Plan, termination did not deprive any optionee under the 1992 Plan of any options to purchase Registered Shares outstanding as of November 18, 1997 ("Outstanding Options"). Accordingly, the registrant intends following November 18, 1997 to continue to issue and sell Registered Shares from time to time upon the exercise of Outstanding Options, and the offering of Registered Shares is expected to continue until no further Registered Shares are issuable under the 1992 Plan pursuant to the terms thereof.


               The contents of the Original Registration Statement are incorporated herein by reference into this Post-Effective Amendment No. 1. Required opinions, consent and signatures are included in this amendment.


Item 2.        Registrant Information and Employee Plan Annual Information.

               See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               See Item 1.

Item 4.        Description of Securities.

               See Item 1.

Item 5.        Interests of Named Experts and Counsel.

               See Item 1.

Item 6.        Indemnification of Directors and Officers.

               See Item 1.

Item 7.        Exemption from Registration Claimed.

               See Item 1.

Item 8.        Exhibits.



     See Exhibit Index and Exhibits of the end of this Post-Effective Amendment.

Item 9.        Undertakings.

               1.     The undersigned registrant hereby undertakes:

                      (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                      (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on this 17th day of August, 1999.

                                            SIZZLER INTERNATIONAL, INC.



                                            By:/s/  Charles L. Boppell
                                               ---------------------------------
                                                    Charles L. Boppell
                                                    Chief Executive Officer



                               POWER OF ATTORNEY


     Each individual whose signature appears below constitutes and appoints Charles L. Boppell and Steven L. Selcer and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME                    TITLE                           DATE
         ----                    -----                           ----

/s/ Charles L. Boppell     Director and Chief                August 17, 1999
----------------------     Executive Officer
    Charles L. Boppell     (Principal Executive Officer)

(SIGNATURES CONTINUED ON NEXT PAGE)

/s/ Phillip D. Matthews             Director and              August 17, 1999
-------------------------------     Chairman of the Board
Phillip D. Matthews



/s/ James A. Collins                Director                  August 17, 1999
-------------------------------
James A. Collins



/s/  Barry E. Krantz                Director                  August 17, 1999
-------------------------------
Barry E. Krantz



/s/  Robert A. Muh                  Director                  August 17, 1999
-------------------------------
Robert A. Muh



/s/ Kevin W. Perkins                Director                  August 17, 1999
-------------------------------
Kevin W. Perkins



/s/  Charles F. Smith               Director                  August 17, 1999
-------------------------------
Charles F. Smith



/s/ Steven R. Selcer                Vice President and        August 17, 1999
-------------------------------     Chief Financial Officer
Steven R. Selcer                    (Principal Financial
                                    and Accounting Officer)

                                 EXHIBIT INDEX

                                                                                  SEQUENTIALLY
EXHIBIT NO.                            DESCRIPTION                                NUMBERED PAGE
-----------    -----------------------------------------------------------------  -------------
 4.1           Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the
               Registrant's Registration Statement on Form S-4 (Registration No.
               33-38412).

 4.2 Bylaws of the Registrant as amended June 16, 1999, incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-K report for the fiscal year ended
               April 30, 1999.

 4.3           Sizzler International, Inc. Stock Option Plan for Non-Employee
               Directors, as amended through August 20, 1997.

 4.4 Form of Stock Option Agreement used in connection with the Sizzler International, Inc. Stock Option Plan for Non-Employee
               Directors, as amended through August 20, 1997.

 4.5 Rights Agreement dated January 22, 1991 between the Registrant and The Bank of New York, incorporated herein by reference to
               Exhibit 4.1 to Amendment No. 1 to the Registrant's Form S-4
               Registration Statement No. 33-38412.

 4.6           Amendment to Rights Agreement dated March 20, 1996 between The
               Bank of New York and the Registrant, incorporated herein by reference to Exhibit 4.2 to the Registrant's Form 10-K report for the fiscal year ended April 30, 1996.

 4.7           Certificate of Designation of Series A Junior Participating
               Preferred Stock of the Registrant, incorporated herein by reference to Amendment No. 1 to the Registrant's Form S-4
               Registration Statement No. 33-38412.

 5.1           Opinion of Gibson, Dunn & Crutcher (previously filed)

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

24.1           Power of Attorney (included on signature page)

99.1 Resolutions of the Board of Directors of the Registrant approving the termination of the Sizzler International, Inc. Stock Option
               Plan for Non-Employee Directors, as amended through August 20,
               1997.
